Exhibit 99.1

PRESS RELEASE

May 6, 2026

Adient reports second quarter financial results

Company remains focused on growth drivers and operational excellence, effectively managing a dynamic operating environment, including key customer-driven production inefficiencies.

- Q2 GAAP net income and EPS diluted of $27M and $0.34, respectively; Q2 Adj.-EPS diluted of $0.52
- Q2 Adj.-EBITDA of $223M; Adj.-EBITDA margin of 5.8%
- Gross debt and net debt totaled ~$2.4B and ~$1.6B, respectively, at March 31, 2026; cash and cash equivalents of $831M at March 31, 2026
- Adient is modestly raising its FY26 guidance despite $35M of increased input costs expected in H2 FY26

Q2 FY2026 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,865M**	**$127M**	**$27M**	**$0.34**
vs. Q2 25	7%	NM	NM	NM
	ADJ.-EBIT	ADJ.-EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$146M**	**$223M**	**$41M**	**$0.52**
vs. Q2 25	(9%)	(4%)	(29%)	(25%)

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP.

NM - Not a meaningful comparison

"In Q2, we delivered solid results and continued to execute with discipline in a dynamic operating environment. Our teams remained focused on what we control—supporting our customers, continuing operational excellence and driving growth."

— Jerome Dorlack, President and Chief Executive Officer

OPERATIONAL CONSISTENCY AND DISCIPLINED EXECUTION UNDERPIN SOLID H1 AND GUIDANCE RAISE

In the second quarter, Adient delivered solid performance while navigating near-term headwinds. Adj.-EBITDA was $223 million, down $10 million versus Q2 FY25, and Adj-EBITDA margin was 5.8%, down 70 basis points year over year. The decrease reflects temporary costs from customer-driven production inefficiencies, volume and mix headwinds, higher launch costs, and lower equity income, partially offset by strong underlying business performance. Our operating model continues to support disciplined execution and enables the company to manage external headwinds. The company's strong first-half execution, revenue growth and solid underlying business performance are expected to more than offset $35M of increasing input costs. As a result, guidance for revenue, Adj.-EBITDA and free cash flow has increased slightly. Adient remains focused on profitable growth and reinforcing our supplier-of-choice status with our customers.

AWARDS VALIDATE OPERATIONAL EXCELLENCE AND ADIENT AS SUPPLIER AND EMPLOYER OF CHOICE

Year-to-date, Adient has received more than 60 industry awards and customer recognitions globally, reflecting our focus on quality, innovation and customer partnerships. Notably, vehicles featuring Adient seating earned 11 J.D. Power quality awards in China, spanning premium brands like Mercedes-Benz, Audi and Volvo, as well as emerging EV leaders including NIO and Xpeng. We were also honored with supplier excellence awards from major OEM partners including Toyota, FAW-Volkswagen, Changan Group and Renault Korea. Earlier this fiscal year, HR Asia honored Adient Thailand with its Best Companies to Work For in Asia award. This recognition, combined with Top Employer 2026 certifications in Slovakia and Morocco, underscores our global focus on attracting and retaining world-class talent—a critical enabler of operational excellence and long-term value creation. These achievements validate our strategic investments across regions and reinforce Adient as the Supplier of Choice for our customers and Employer of Choice for our global workforce.

ADIENT ADVANCES INNOVATION PORTFOLIO WITH NEW SEATING COMFORT SOLUTIONS

During the quarter, Adient continued to strengthen its innovation leadership with the successful launch of two advanced seating comfort technologies that support higher content per vehicle and deeper OEM integration. Adient expanded its massage offerings with the launch of StepJoy (above right), first introduced globally on automaker NIO's ES9 model. With StepJoy, Adient extends its seating comfort portfolio beyond the back and lumbar regions to address foot fatigue, enabling automakers to further differentiate their cabin experience and deliver a more relaxing journey for passengers. In addition, Adient's ProForce Massage Flow solution (below right) builds on the proven ProForce platform and is now scheduled for production on two C-OEM models. With expanded massage coverage, modular integration, and technologies validated through mass production, ProForce Massage Flow underscores Adient's innovation-to-execution capability. Together, these launches highlight how the company is leveraging innovation to drive premium content, strengthen customer relationships and support higher-quality, more resilient earnings over time.

ADIENT ACQUIRES AUTOMOTIVE SEATING FOAM PLANT

Adient announced that it has expanded its operational footprint by acquiring a foam production plant in Romulus, MI. The plant, which produces foam for seats for key North American OEM seating programs, joins Adient's network of 10 foam plants in the Americas region. Globally, the company has 30 foam manufacturing plants. The plant was purchased from automotive supplier Woodbridge. Click here to learn more.

> *"Our strong first-half execution and ability to perform through external headwinds underpin our decision to raise full-year guidance. We continue to maintain a strong balance sheet and ample liquidity, giving us flexibility as we prioritize operational excellence, regional growth and margin expansion."*
> *— Mark A. Oswald, Executive Vice President and Chief Financial Officer*

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q2 26	Q2 25	Q2 26	Q2 25	Q2 26	Q2 25
$109M	**$94M**	**$45M**	**$50M**	**$92M**	**$110M**

Americas: For the quarter, the favorable results were primarily driven by timing of commercial activities, partially offset by increased launch expense and customer-driven inefficiencies. Volume tailwinds y-o-y mostly offset by temporary mix headwinds.

EMEA: For the quarter, lower customer volumes were a headwind for the region, which were partially offset by FX tailwinds from the strengthening Euro, as well as improved business performance y-o-y.

Asia: For the quarter, business performance was unfavorable y-o-y mainly due to the timing of commercial negotiations and increased launch and engineering spend for new programs, as expected. Equity income was a headwind during the quarter due to lower volumes with key customers. Margin compression in China as anticipated was partially offset by favorable volume y-o-y.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 26*	YTD 25*		03/31/26	09/30/25
OPERATING CASH FLOW	**$161M**	**$64M**	CASH & CASH EQUIVALENTS	**$831M**	$958M
CAPITAL EXPENDITURES	**$(138)M**	**$(109)M**	TOTAL DEBT	**$2,388M**	$2,397M
FREE CASH FLOW	**$23M**	**$(45)M**	NET DEBT	**$1,557M**	$1,439M

*Free Cash Flow Q2FY26 of $8M, Q2FY25 of $(90)M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q2 KEY OPERATING METRICS

		Q2 26	Q2 25	
SALES	CONSOLIDATED	**$3,865M**	**$3,611M**	Q2 FY26 revenues up ~7 %, primarily due to FX tailwinds as well as increased volumes in the Americas and Asia.
SALES	UNCONSOLIDATED	**$692M**	**$819M**	Y-O-Y revenues down ~16 % primarily related to portfolio rationalization actions in Europe and lower customer volumes in China.
	EQUITY INCOME	**$13M**	**$18M**	Q2 FY26 equity income was down vs. prior year primarily due to lower customer volumes in China.
	as adjusted	*$14M*	*$19M*	
	INTEREST EXPENSE	**$48M**	**$48M**	In line with internal expectations given Adient's debt and cash position.
	as adjusted	*$48M*	*$46M*	
	INCOME TAX EXPENSE	**$32M**	**$48M**	Decrease in GAAP tax expense primarily related to tax adjustments discrete to each quarter; in-line with internal expectations given geography of earnings and valuation allowances in certain jurisdictions.
	as adjusted	*$38M*	*$33M*	

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY 2026 OUTLOOK

Consolidated sales	~$14.8B *(prior ~$14.6B)*	Interest expense	~$185M *(no change)*
Adj.-EBITDA	~$885M *(prior ~$880M)*	Cash tax	~$125M *(no change)*
Equity income (included in Adj.-EBITDA)	~$70M *(no change)*	Capital expenditures	~$300M *(no change)*
		Free cash flow	~$130M *(prior ~$125M)*

Based on ADNT's solid performance throughout the first half of FY26, increased customer production schedules and continued strong business performance, the company is raising its outlook for revenue, Adj.-EBITDA and free cash flow. The benefits of higher volumes and improved business performance are expected to be partially offset by increasing input costs (~$35M). Guidance assumes no change to current tariff policies, most tariff costs are resolved, and no meaningful decline in previously forecasted volumes from ongoing macro and geopolitical headwinds.

Reconciliations of non-GAAP measures related to FY2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Linda Conrad
Vice President, FP&A and Investor Relations
+1 734 254 3998
linda.conrad@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With more than 65,000 employees in 29 countries, Adient operates ~200 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. We take our products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates, vehicle affordability and volatile currency exchange rates) on the global economy, increased competitive pressures in the EMEA and Asia regions from Chinese OEMs, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, automotive vehicle production levels, mix and schedules, as well as the concentration of exposure to certain automotive manufacturers particularly new entrants in the China market, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, risks associated with Adient's joint ventures, volatile energy markets, Adient's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by Adient's customers for the manufacture of vehicles), risks associated with warranty and product recall and product liability exposures, geopolitical uncertainties such as the Ukraine and Middle East conflicts and the impact on the regional and global economies and additional pressure on supply chain and vehicle production, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to successfully identify suitable opportunities for organic investment and/or acquisitions and to integrate such investments and/or acquisitions, work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, the ability of Adient to execute its restructuring plans and achieve the desired benefit, the ability of Adient to meet debt service requirements and terms of future financing, the impact of global tax reform legislation, the impact of more aggressive positions taken by tax authorities, potential adjustment of the value of deferred tax assets, global climate change and related emphasis on sustainability matters by various stakeholders, and the ability of Adient to achieve its sustainability-related goals, cancellation of, or changes to, commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 18, 2025, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. This document also contains the key performance indicator of business performance, which is defined as the difference in period-over-period Adjusted EBITDA excluding production volume/mix, equity income, foreign exchange and net commodity pricing. Management believes this key performance indicator encompasses the significant drivers of the performance of the business that are within management's ability to influence and may assist investors in evaluating Adient's on-going operations and provide important supplemental information regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider this key performance indicator as an alternative to our GAAP financial results.

Appendix

Adient plc
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Net sales	$3,865	$3,611
Cost of sales	3,608	3,350
Gross profit	257	261
Selling, general and administrative expenses	138	144
Restructuring and impairment costs	5	351
Equity income	13	18
Earnings (loss) before interest and income taxes	127	(216)
Net financing charges	48	48
Other pension expense	3	1
Income (loss) before income taxes	76	(265)
Income tax provision	32	48
Net income (loss)	44	(313)
Income attributable to noncontrolling interests	17	22
Net income (loss) attributable to Adient	$27	$(335)

Diluted earnings (loss) per share	$0.34	$(3.99)

Shares outstanding at period end	78.4	84.0
Diluted weighted average shares	79.3	84.0

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	March 31,	September 30,
(in millions)	2026	2025
Assets
Cash and cash equivalents	$831	$958
Accounts receivable - net	2,032	1,873
Inventories	735	695
Other current assets	649	607
Current assets	4,247	4,133

Property, plant and equipment - net	1,384	1,409
Goodwill	1,798	1,807
Other intangible assets - net	305	319
Investments in partially-owned affiliates	301	276
Assets held for sale	12	9
Other noncurrent assets	985	1,001
Total assets	$9,032	$8,954

Liabilities and Shareholders' Equity
Short-term debt	$9	$11
Accounts payable and accrued expenses	3,113	2,942
Other current liabilities	748	734
Current liabilities	3,870	3,687

Long-term debt	2,379	2,386
Other noncurrent liabilities	695	723
Redeemable noncontrolling interests	71	95
Shareholders' equity attributable to Adient	1,713	1,766
Noncontrolling interests	304	297
Total liabilities and shareholders' equity	$9,032	$8,954

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Operating Activities
Net income (loss) attributable to Adient	$27	$(335)
Income attributable to noncontrolling interests	17	22
Net income (loss)	44	(313)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	68	67
Amortization of intangibles	12	12
Pension and postretirement benefit expense	5	3
Pension and postretirement contributions, net	(8)	(5)
Equity in earnings of partially-owned affiliates, net of dividends received	15	29
Deferred income taxes	1	10
Non-cash impairment charges	—	333
Equity-based compensation	9	5
Other	1	5
Changes in assets and liabilities:
Receivables	(411)	(439)
Inventories	17	18
Other assets	15	(5)
Accounts payable and accrued liabilities	336	223
Accrued income taxes	(23)	12
Cash provided (used) by operating activities	81	(45)
Investing Activities
Capital expenditures	(73)	(45)
Sale of property, plant and equipment	—	2
Investments in partially-owned affiliates	(2)	—
Other	—	(1)
Cash used by investing activities	(75)	(44)
Financing Activities
Drawdown of ABL revolver and other bank borrowings	150	2
Repayment of ABL revolver and other bank borrowings	(152)	—
Issuance of long-term debt	—	795
(Repayment) of long-term debt	(3)	(797)
Debt financing costs	(1)	(12)
Dividends paid to noncontrolling interests	(1)	(35)
Cash used by financing activities	(7)	(47)
Effect of exchange rate changes on cash and cash equivalents	(23)	30
Decrease in cash and cash equivalents	$(24)	$(106)

Appendix

Footnotes

1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, the Middle East and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income (loss) before income taxes and noncontrolling interests, excluding net financing charges, restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items. Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

(in millions)	Three months ended March 31, 2026
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,884	$1,272	$734	$(25)	$3,865
Adjusted EBITDA	$109	$45	$92	$(23)	$223
Adjusted EBITDA margin	5.8%	3.5%	12.5%	N/A	5.8%

	Three months ended March 31, 2025
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,699	$1,231	$707	$(26)	$3,611
Adjusted EBITDA	$94	$50	$110	$(21)	$233
Adjusted EBITDA margin	5.5%	4.1%	15.6%	N/A	6.5%

Appendix

The following is a reconciliation of Adient's reportable segments' adjusted EBITDA to income (loss) before income taxes:

	Three Months Ended March 31,
(in millions)	2026	2025
Adjusted EBITDA
Americas	$109	$94
EMEA	45	50
Asia	92	110
Subtotal	246	254
Corporate-related costs (1)	(23)	(21)
Restructuring and impairment costs (2)	(5)	(351)
Purchase accounting amortization (3)	(12)	(12)
Restructuring related activities (4)	(6)	(5)
Equity based compensation	(9)	(5)
Depreciation	(68)	(67)
Other items (5)	4	(9)
Earnings (loss) before interest and income taxes	$127	$(216)
Net financing charges	(48)	(48)
Other pension expense	(3)	(1)
Income (loss) before income taxes	$76	$(265)

Refer to the Footnote Addendum for footnote explanations.

2. Earnings (loss) Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted income (loss) per share:

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Income available to shareholders
Net income (loss) attributable to Adient	$27	$(335)

Weighted average shares outstanding
Basic weighted average shares outstanding	78.4	84.0
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.9	—
Diluted weighted average shares outstanding	79.3	84.0

Earnings (loss) per share:
Basic	$0.34	$(3.99)
Diluted	$0.34	$(3.99)

The effect of common stock equivalents which would have been anti-dilutive was excluded, and immaterial, from the calculation of diluted earnings per share for the three months ended March 31, 2026. Potentially dilutive securities whose effect would have been anti-dilutive are excluded from the computation of diluted earnings per share for the three months ended March 31, 2025 as a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, adjusted EBIT margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) attributable to Adient, adjusted effective tax rate, adjusted earnings per share, adjusted equity income, adjusted interest expense, free cash flow, net debt, and net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of Adient and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented in the corresponding tables that follow the definitions below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Table

(a)	Adjusted EBIT is defined as earnings (loss) before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
(b)	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and equity based compensation. Certain corporate-related costs are not allocated to the business segments in determining adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
(c)	Adjusted net income attributable to Adient is defined as net income (loss) attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
(d)	Adjusted income tax expense is defined as income tax expense adjusted for the tax effect of the adjustments to income before income taxes and other discrete tax changes/benefits. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
(e)	Adjusted diluted earnings per share is defined as adjusted net income attributable to Adient divided by diluted weighted average shares.
(f)	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or non-recurring items impacting equity income.
(g)	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
(h)	Free cash flow is defined as cash provided by operating activities less capital expenditures.
(i)	Net debt is calculated as total debt (short-term and long-term) less cash and cash equivalents.
(j)	Net leverage ratio is calculated as net debt divided by adjusted EBITDA for the last four quarters.

Appendix

Reconciliations of non-GAAP measures to their closest US GAAP equivalent:

(a) & (b) Adjusted EBIT and Adjusted EBITDA

The following table reconciles net income (loss) to EBIT, adjusted EBIT and adjusted EBITDA:

	Three Months Ended March 31,
(in millions)	2026	2025
Net income (loss)	$44	$(313)
Net financing charges	48	48
Other pension expense	3	1
Income tax expense	32	48
Earnings (loss) before interest and income taxes (EBIT)	$127	$(216)
EBIT adjustments:
Restructuring and impairment costs (2)	5	351
Purchase accounting amortization (3)	12	12
Restructuring related activities (4)	6	5
Other items (5)	(4)	9
EBIT adjustments total	19	377
Adjusted EBIT	$146	$161
EBITDA adjustments:
Depreciation	68	67
Equity based compensation	9	5
Adjusted EBITDA	$223	$233

Net sales	$3,865	$3,611
Net income (loss) as % of net sales	1.1%	(8.7)%
EBIT as % of net sales	3.3%	(6.0)%
Adjusted EBIT as % of net sales	3.8%	4.5%
Adjusted EBITDA as % of net sales	5.8%	6.5%

Refer to the Footnote Addendum for footnote explanations.

Appendix

(c) Adjusted net income attributable to Adient

The following table reconciles net income (loss) attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended March 31,
(in millions)	2026	2025
Net income (loss) attributable to Adient	$27	$(335)
Net income adjustments:
EBIT adjustments total - see table (a) & (b)	19	377
Tax impact of EBIT adjustments and other tax items - see table (d)	(6)	15
Pension actuarial loss	2	—
Write off of deferred financing costs upon repurchase of debt	—	2
Impact of adjustments on noncontrolling interests (6)	(1)	(1)
Net income adjustments total	14	393
Adjusted net income attributable to Adient	$41	$58

Refer to the Footnote Addendum for footnote explanations.

(d) Adjusted income tax expense and effective tax rate

The following table reconciles income before income taxes to adjusted income before income taxes, reconciles income tax expense to adjusted income tax expense and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended March 31,
	2026			2025
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$76	$32	42.1%	$(265)	$48	(18.1)%
Adjustments
EBIT adjustments - see table (a) & (b)	19	3	15.8%	377	16	4.2%
Tax audit closures and statute expirations	—	3	nm	—	1	nm
UTP establishments and interest	—	(2)	nm	—	(11)	nm
NOL DTA adjustments	—	—	nm	—	(19)	nm
Pension actuarial loss	2	—	—%	—	—	nm
Net financing charges	—	—	nm	2	—	—%
Other	—	2	nm	—	(2)	nm
Subtotal of adjustments	21	6	28.6%	379	(15)	(4.0)%
As adjusted	$97	$38	39.2%	$114	$33	28.9%

nm - not meaningful

Appendix

(e) Adjusted diluted earnings per share

The following table shows the calculation of diluted earnings per share on an adjusted basis:

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Numerator:
Adjusted net income attributable to Adient - see table (c)	$41	$58

Denominator:
Basic weighted average shares outstanding	78.4	84.0
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.9	0.1
Diluted weighted average shares outstanding	79.3	84.1

Adjusted diluted earnings per share	$0.52	$0.69

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share (see table (c) for corresponding dollar amounts):

	Three Months Ended March 31,
	2026	2025
Diluted earnings (loss) per share as reported	$0.34	$(3.99)
EBIT adjustments total	0.24	4.49
Tax impact of EBIT adjustments and other tax items	(0.08)	0.18
Pension actuarial loss	0.03	—
Write off of deferred financing costs upon repurchase of debt	—	0.02
Impact of adjustments on noncontrolling interests	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.52	$0.69

(f) Adjusted equity income

The following table reconciles equity income to adjusted equity income:

	Three Months Ended March 31,
(in millions)	2026	2025
Equity income	$13	$18
Equity income adjustments:
Restructuring charges at affiliates	1	—
Non-recurring loss at affiliates	—	1
Equity income adjustments total	1	1
Adjusted equity income	$14	$19

Appendix

(g) Adjusted interest expense

The following table reconciles net financing charges to adjusted net financing charges:

	Three Months Ended March 31,
(in millions)	2026	2025
Net financing charges	$48	$48
Interest expense adjustments:
Write off of deferred financing costs upon repurchase of debt	—	(2)
Interest expense adjustments total	—	(2)
Adjusted net financing charges	$48	$46

(h) Free cash flow

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2026	2025	2026	2025
Operating cash flow	$81	$(45)	$161	$64
Capital expenditures	(73)	(45)	(138)	(109)
Free cash flow	$8	$(90)	$23	$(45)

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2026	2025	2026	2025
Adjusted EBITDA	$223	$233	$430	$429
Adjusted equity income	(14)	(18)	(43)	(39)
Dividends from partially owned affiliates	28	46	28	52
Restructuring (cash)	(19)	(33)	(38)	(67)
Working capital	(79)	(207)	(40)	(146)
Interest paid	(43)	(33)	(97)	(87)
Cash taxes	(54)	(24)	(74)	(39)
Other	39	(9)	(5)	(39)
Capital expenditures	(73)	(45)	(138)	(109)
Free cash flow	$8	$(90)	$23	$(45)

During the second quarter of fiscal 2026, Adient experienced higher operating cash flows resulting from certain commercial and derivative transactions approximating $90 million, which are expected to be settled and paid in the third quarter of fiscal 2026.

Appendix

(i) & (j) Net debt and net leverage ratio

The following table presents calculations of net debt and net leverage ratio:

	March 31,	September 30,
(in millions)	2026	2025
Numerator:
Short-term debt	$—	$2
Current portion of long-term debt	9	9
Long-term debt	2,379	2,386
Total debt	2,388	2,397
Less: cash and cash equivalents	831	958
Net debt	$1,557	$1,439

Denominator:
Adjusted EBITDA - last four quarters
Q1 2025	na	$196
Q2 2025	na	233
Q3 2025	226	226
Q4 2025	226	226
Q1 2026	207	na
Q2 2026 - see table (a) & (b)	223	na
Last four quarters	$882	$881

Net leverage ratio	1.77	1.63

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects restructuring charges for costs that are probable and reasonably estimable and one-time asset impairments related to restructuring activities. During the three months ended March 31, 2025 a goodwill impairment charge of $333 million was recorded in EMEA.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects restructuring-related charges for costs that are recorded as incurred or as earned and other non-recurring impacts that are directly attributable to restructuring activities:

	Three Months Ended March 31,
(in millions)	2026	2025
Restructuring related charges	$(5)	$(5)
Restructuring charges at affiliates	(1)	—
	$(6)	$(5)

(5) Other items include:

	Three Months Ended March 31,
(in millions)	2026	2025
Non-recurring reserve release	$5	$—
Transaction costs	(1)	—
Consulting costs associated with strategic planning	—	(8)
Non-recurring loss at an affiliate	—	(1)
	$4	$(9)

(6) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.